Exhibit 99.1

FS Bancorp, Inc. Reports 2019 Results Including  $22.7 Million of Net Income or $5.01 Per Diluted Share,  and  a 5% Increase in Its Dividend to $0.21 Per Quarter

MOUNTLAKE TERRACE, WA – January  28, 2020 – FS Bancorp, Inc. (NASDAQ:FSBW)  (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”) today reported 2019 fourth quarter net income of  $5.9 million, or $1.30 per diluted share, compared to $11.7 million, or $2.83 per diluted share for the same period last year, which included a bargain purchase gain of $7.4 million from the Anchor Bancorp Acquisition (“Anchor Acquisition”) in November 2018.  Net income for the year ended December 31, 2019 was $22.7 million, or $5.01 per diluted share, compared to net income of $24.3 million, or $6.29 per diluted share for last year.

 “2019 was a transitional year due to the integration of Anchor Bank and the establishment of 1st Security Bank in new communities as a result of the merger,” stated CEO Joe Adams.  “We are pleased to announce that our Board of Directors increased and approved our twenty-eighth consecutive quarterly cash dividend. The quarterly dividend will be paid on February 19, 2020, to shareholders of record as of February 5, 2020.”

CFO Matthew Mullet noted, “Our Board of Directors approved another 225,000 annual share repurchase plan as we continue to manage our capital prudently and in a manner which we believe will enhance liquidity and return value for our shareholders.”

2019 Fourth  Quarter and Year End Highlights

•	Net income was $5.9 million for the fourth quarter of 2019, compared to $7.1 million in the previous quarter, and $11.7 million for the comparable quarter one year ago;
•	Our Board of Directors (“Board”) approved a $0.01 increase in the quarterly dividend to $0.21, or $0.84 annually;
•

Our Board approved a share repurchase plan which includes up to 225,000 shares to be repurchased over the next 12 months, depending on market conditions and other factors including the Company’s liquidity requirements;

•

Net income of $22.7 million for the year ended December 31, 2019, included  $1.8 million of acquisition-related expenses, compared to net income of $24.3 million, which included the $7.4 million bargain purchase gain and $1.4 million of acquisition-related expenses for the year ended December 31, 2018;

•	Total gross loans increased $25.7 million during the quarter to $1.35 billion at December 31, 2019, compared to $1.33 billion at both September 30, 2019, and December 31, 2018; and
•	Capital levels at the Bank were 14.6% for total risk-based capital and 11.6% for Tier 1 leverage capital at December 31, 2019.

Balance Sheet and Credit Quality

Total assets increased $18.1 million, or 1.1%, to $1.71 billion at December  31, 2019, compared to $1.69 billion at September 30, 2019, and increased $91.4 million, or 5.6%, from $1.62 billion at December  31, 2018.  The quarter over linked quarter increase in total assets was primarily due to increases in loans receivable, net of $25.1 million,

FS Bancorp Q4 Earnings
January 28, 2020

securities available-for-sale, at fair value of $20.0 million, and other assets of $3.8 million, partially offset by a decrease in total cash and cash equivalents of $17.1 million, loans held for sale (“HFS”) of $10.9 million, and certificates of deposit at other financial institutions of $3.4 million. The year over year increase in total assets included increases in securities available-for-sale, at fair value of $28.9 million, loans receivable, net of $23.8 million, loans HFS of $18.5 million, total cash and cash equivalents of $13.0 million, operating lease right-of-use assets of $5.0 million, other assets of $4.7 million, and servicing rights of $1.1 million, partially offset by decreases in Federal Home Loan Bank (“FHLB”) stock of $1.8 million and certificates of deposit at other financial institutions of $1.2 million.    The year over year increases were primarily due to organic loan and deposit growth.

(Dollars in thousands)	December 31, 2019		September 30, 2019		December 31, 2018
	Amount	Percent	Amount	Percent	Amount	Percent
REAL ESTATE LOANS
Commercial	$210,749	15.6%	$205,500	15.5%	$204,699	15.4%
Construction and development	179,654	13.3	200,720	15.1	247,306	18.7
Home equity	38,167	2.8	36,607	2.8	40,258	3.0
One-to-four-family (excludes HFS)	261,539	19.3	253,783	19.1	249,397	18.8
Multi-family	133,930	9.9	122,375	9.2	104,663	7.9
Total real estate loans	824,039	60.9	818,985	61.7	846,323	63.8

CONSUMER LOANS
Indirect home improvement	210,653	15.6	200,984	15.2	167,793	12.7
Solar	44,038	3.3	44,254	3.3	44,433	3.3
Marine	67,179	5.0	68,036	5.1	57,822	4.4
Other consumer	4,340	0.3	4,660	0.4	5,425	0.4
Total consumer loans	326,210	24.2	317,934	24.0	275,473	20.8

COMMERCIAL BUSINESS LOANS
Commercial and industrial	140,531	10.4	134,104	10.1	138,686	10.4
Warehouse lending	61,112	4.5	55,172	4.2	65,756	5.0
Total commercial business loans	201,643	14.9	189,276	14.3	204,442	15.4
Total loans receivable, gross	1,351,892	100.0%	1,326,195	100.0%	1,326,238	100.0%

Allowance for loan losses	(13,229)		(12,765)		(12,349)
Deferred costs and fees, net	(3,272)		(3,137)		(2,907)
Premiums on purchased loans, net	955		995		1,537
Total loans receivable, net	$1,336,346		$1,311,288		$1,312,519

Loans receivable, net increased $25.1 million to $1.34 billion at December  31, 2019, from $1.31 billion at September  30, 2019, and increased $23.8 million from $1.31 billion at December  31, 2018.  The quarter over linked quarter increase in total real estate loans was  $5.1 million, including increases in multi-family of $11.6 million, one-to-four-family portfolio of $7.8 million, commercial real estate of $5.2 million, and home equity of $1.6 million, partially offset by a planned decrease in construction and development of $21.1 million.  Consumer loans increased $8.3 million, primarily due to an increase of  $9.7 million in indirect home improvement loans. Commercial business loans increased $12.4 million, due to increases in commercial and industrial loans of $6.4 million and warehouse lending of $5.9 million.

One-to-four-family loans originated through the home lending segment, which includes loans HFS, loans held for investment, fixed rate seconds, and loans brokered to other institutions, were  $252.6 million during the quarter ended December  31, 2019, a decrease of  $36.3 million, or 12.6%, compared to $288.9 million for the preceding quarter, and an increase of $100.9 million, or 66.6% from $151.7 million, for the comparable quarter one year ago.

FS Bancorp Q4 Earnings
January 28, 2020

During the year ended December  31, 2019, originations through the home lending segment  were  $891.4 million, an increase of  $186.6 million, or 26.5%, compared to $704.8 million for the year ended December  31, 2018.  During the quarter ended December  31, 2019, the Company sold $233.8 million of one-to-four-family loans, compared to sales of $247.3 million during the previous quarter, and sales of $147.1 million during the same quarter one year ago. During the year ended December  31, 2019, the Company sold $785.4 million of one-to-four-family loans compared to sales of $637.7 million during the same period last year.

Originations of one-to-four-family loans to purchase and to refinance a home for the three months ended and years ended December  31, 2019 and 2018 were as follows:

(Dollars in thousands)	For the Three Months Ended		For the Three Months Ended		Year	Year
	December 31, 2019		December 31, 2018		over Year	over Year
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$143,623	56.8%	$121,478	80.1%	$22,145	18.2%
Refinance	109,021	43.2	30,209	19.9	78,812	260.9%
Total	$252,644	100.0%	$151,687	100.0%	$100,957	66.6%

	For the Year Ended		For the Year Ended		Year	Year
	December 31, 2019		December 31, 2018		over Year	over Year
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$554,790	62.2%	$557,960	79.2%	$(3,170)	(0.6)%
Refinance	336,568	37.8	146,835	20.8	189,733	129.2%
Total	$891,358	100.0%	$704,795	100.0%	$186,563	26.5%

The allowance for loan losses (“ALLL”) at December 31, 2019 increased to $13.2 million, or 0.98% of gross loans receivable, excluding loans HFS, compared to $12.8 million, or 0.96% of gross loans receivable, excluding loans HFS at September  30, 2019, and $12.3 million, or 0.93% of gross loans receivable, excluding loans HFS, at December  31, 2018.  Non-performing loans increased to $3.0 million at December  31, 2019,  from $2.2 million at September  30, 2019,  and decreased $861,000 from $3.9 million at December  31, 2018.  Substandard loans decreased $696,000 to $6.7 million at  December  31, 2019, compared to $7.4 million at September  30, 2019, and decreased $1.3 million from $8.0 million at December 31, 2018.  The year over year decreases in non-performing and substandard loans were primarily due to the charge-off of a commercial line of credit of $1.2 million in the first quarter and one commercial business relationship totaling $431,000 in the second quarter of 2019.  There were two other real estate owned (“OREO”) properties totaling $168,000 at December  31, 2019, compared to two OREO properties totaling $178,000 and $689,000 at September 30, 2019 and December  31, 2018, respectively.

Included in the carrying value of gross loans are net discounts on loans purchased in the Anchor Acquisition. The remaining net discount on loans acquired in the Anchor Acquisition was $2.7 million, $3.1 million, and $5.3 million, on $198.5 million, $223.7 million, and $361.6 million of gross loans at December  31, 2019, September 30, 2019, and December 31, 2018, respectively.

Total deposits were unchanged at $1.39 billion at both December 31, 2019 and September  30, 2019, and increased $118.2 million from $1.27 billion at December  31, 2018.  Relationship-based transactional deposits (noninterest-bearing checking, interest-bearing checking, and escrow accounts) decreased $26.3 million from September  30, 2019, primarily due to an  $18.9 million decrease in interest-bearing checking accounts, and a $4.7 million decrease in noninterest-bearing checking accounts, and increased $65.9 million from December  31, 2018.  Money market and savings accounts increased $15.6 million from September  30, 2019, and decreased $15.6 million from

FS Bancorp Q4 Earnings
January 28, 2020

December  31, 2018.  Time deposits increased $16.5 million from September  30, 2019, and increased $67.9 million from December  31, 2018.

At December  31, 2019, non-retail certificates of deposit (“CDs”) which include brokered CDs, online CDs, and public funds increased  $5.1 million to $146.2 million, compared to $141.1 million at September  30, 2019,  mainly due to a $5.2 million increase in brokered CDs. The year over year increase in non-retail CDs of $18.7 million from $127.5 million at December  31, 2018, was driven by  a $24.7 million increase in brokered CDs and a $3.2 million increase in online CDs, primarily offset by a $9.0 million decrease in public funds.  Management remains focused on increasing our lower cost relationship-based deposits to fund long-term asset growth.

DEPOSIT BREAKDOWN
(Dollars in thousands)
	December 31, 2019		September 30, 2019		December 31, 2018
	Amount	Percent	Amount	Percent	Amount	Percent
Noninterest-bearing checking	$259,822	18.7%	$264,482	19.1%	$221,107	17.3%
Interest-bearing checking	177,972	12.8	196,834	14.2	151,103	11.9
Savings	118,845	8.5	114,826	8.3	122,344	9.6
Money market	270,489	19.4	258,883	18.7	282,595	22.2
Certificates of deposit less than $100,000	277,988	20.0	273,982	19.7	243,193	19.1
Certificates of deposit of $100,000 through $250,000	181,402	13.0	177,075	12.8	154,095	12.1
Certificates of deposit of $250,000 and over	92,110	6.6	83,929	6.0	86,357	6.8
Escrow accounts related to mortgages serviced	13,780	1.0	16,591	1.2	13,425	1.0
Total	$1,392,408	100.0%	$1,386,602	100.0%	$1,274,219	100.0%

At December  31, 2019, borrowings increased  $8.0 million, or 10.4%, to $84.9 million, from $76.9 million at September 30, 2019, and decreased $52.3 million, or 38.1% from $137.2 million at December  31, 2018.    The quarter to date increase and year to date decrease in borrowings were primarily related to the use and repayments of FHLB advances in relation to the fluctuating activity in deposits and our liquidity objectives.

Total stockholders’ equity increased $6.0 million, to $200.2 million at December  31, 2019, from $194.3 million at September 30, 2019, and increased $20.2 million, from $180.0 million at December  31, 2018.  The increase in stockholders’ equity from the third quarter was primarily due to net income of $5.9 million.  Book value per common share was $45.85 at December  31, 2019, compared to $44.61 at September  30, 2019, and $41.19 at December  31, 2018.

The Bank is well capitalized under the minimum capital requirements established by the Federal Deposit Insurance Corporation (“FDIC”) with a total risk-based capital ratio of 14.6%, a Tier 1 leverage capital ratio of 11.6%, and a common equity Tier 1 (“CET1”) capital ratio of 13.7% at December  31, 2019.

The Company exceeded all regulatory capital requirements with a total risk-based capital ratio of 14.3%, a Tier 1 leverage capital ratio of 11.3%, and a CET1 ratio of 13.4% at December  31, 2019.

Operating Results

Net interest income increased $1.5 million, to $17.4 million for the three months ended December  31, 2019, from $15.8 million for the three months ended December  31, 2018.  This increase was a result of a $2.4 million increase in loans receivable interest income primarily as a result of the Anchor Acquisition, and a $404,000 decrease in borrowing interest expense, partially offset by a $1.4 million increase in deposit interest expense due to deposits assumed in the Anchor Acquisition and continued organic deposit growth combined with higher market interest

FS Bancorp Q4 Earnings
January 28, 2020

rates in 2019.  Net interest income increased $18.2 million, to $70.3 million for the year ended December  31, 2019, from $52.1 million for the year ended December  31, 2018, mostly attributable to a $26.1 million increase in interest income on loans receivable, partially offset by an  $8.8 million increase in interest expense on deposits.

The net interest margin (“NIM”) decreased 30 basis points to 4.29% for the three months ended December  31, 2019, from 4.59% for the same period in the prior year, and decreased eight basis points to 4.53% for the year ended December  31, 2019, from 4.61% for the year ended December  31, 2018,  largely as a result of three 25 basis point decreases in the targeted Fed Funds Rate in the third and fourth quarter of 2019.  The quarter over quarter decrease in NIM was impacted by lower note rates on recent fixed rate real estate loan originations and adjustable rate commercial loans and less recognized fee income due to slower construction loan growth, partially offset by incremental interest accretion on loans acquired in the Anchor Acquisition of 10 basis points.

The year over year decrease in NIM was primarily due to lower note rates for recently originated real estate loans, including significantly lower construction and development loans that typically carry higher note rates than one-to-four-family loans, partially offset by incremental interest accretion on loans acquired in the Anchor Acquisition of 15 basis points.  The average cost of funds, including noninterest-bearing checking, increased eight basis points to 1.31% for the three months ended December  31, 2019, from 1.23% for the three months ended December  31, 2018.  This increase was predominantly due to growth in higher market rate deposits with overall deposit growth. The year over year average cost of funds, including noninterest-bearing checking, increased 34 basis points to 1.34% for the year ended December  31, 2019, from 1.00% for the year ended December  31, 2018, reflecting the increase in market interest rates over the last year as reductions in deposit costs lag the recent reductions in loan yields, due in part to competitive pressures.    Management remains focused on matching deposit/liability duration with the duration of loans/assets where appropriate.

For the three months ended December  31, 2019, the provision for loan losses was $647,000, compared to $290,000 for the three months ended December  31, 2018, due primarily to the increase in the loan portfolio due to organic loan growth and loans acquired in the Anchor Acquisition, and net charge-offs.  During the three months ended December  31, 2019, net charge-offs totaled $183,000, compared to net recoveries of  $14,000 for the same period last year.  The provision for loan losses was $2.9 million for the year ended December 31, 2019, compared to $1.5 million for the year ended December 31, 2018, due primarily to loan growth and $2.0 million in net charge-offs during the year, compared to net recoveries of $53,000 during the year ended December  31, 2018. The increase in net charge-offs during the year ended December 31, 2019, was primarily due to the charge-off of a commercial line of credit of $1.2 million in the first quarter and one commercial business relationship totaling $431,000 in the second quarter.

Noninterest income decreased $5.8 million, to $5.7 million, for the three months ended December  31, 2019, from $11.4 million for the three months ended December  31, 2018, which included a $7.4 million bargain purchase gain from the Anchor Acquisition.  Excluding the bargain purchase gain, the quarter over quarter increases included  $1.3 million in gain on sale of loans, primarily due to higher sales volume, and $235,000 in service charges and fee income, mainly driven by deposit growth.    Noninterest income decreased  $3.8 million, to  $23.0 million for the year ended December  31, 2019, from $26.9 million for the year ended December  31, 2018.  Excluding the bargain purchase gain, the year over year increases included $3.3 million in service charges and fee income, driven by the loans acquired in the Anchor Acquisition and organic loan growth, $526,000 in other noninterest income, and  $459,000 in earnings on the cash surrender value of BOLI, partially offset by a decrease of $613,000 in gain on sale of loans.

FS Bancorp Q4 Earnings
January 28, 2020

Noninterest expense increased $1.9 million, to $15.7 million for the three months ended December  31, 2019, from $13.8 million for the three months ended December  31, 2018.  The increase in noninterest expense was primarily as a result of growth in our operations with increases of $2.3 million in salaries and benefits, including an increase of $1.6 million in incentives and commissions for the loan production staff associated with strong loan production growth this quarter, $338,000 in loan costs, $276,000 in data processing, $249,000 in occupancy, partially offset by a  decrease in acquisition costs of $1.0 million and a $186,000 recovery on servicing rights reflecting changes in market interest rates.

Noninterest expense increased $13.5 million to $62.3 million for the year ended December  31, 2019, from $48.8 million for the year ended December  31, 2018.  The increase during the period was primarily as a result of the Anchor Acquisition and growth in our operations with increases of $5.3 million in salaries and benefits, including an increase of  $1.9 million in incentives and commissions, $3.0 million in operations, $2.1 million in data processing, and $1.6 million in occupancy expense. Acquisition costs were $1.8 million for the year ended December  31, 2019, compared to $1.4 million for last year, primarily due to the integration of the Anchor Bank core processing platform.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington.  The Bank provides loan and deposit services to customers who are predominantly small- and middle-market businesses and individuals in Western Washington through its 21 bank branches, including nine branches from the Anchor Acquisition,  one administrative office that accepts deposits, and seven loan production offices in various suburban communities in the greater Puget Sound area, and one loan production office in the market area of the Tri-Cities, Washington.  The Bank services home mortgage customers throughout Washington State with an emphasis in the Puget Sound and Tri-Cities home lending markets.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward‑looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control.  Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: the expected cost savings, synergies and other financial benefits from our recent acquisition of Anchor might not be realized within the expected time frames or at all; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; our ability to execute our plans to grow our residential construction lending, mortgage banking, and warehouse lending operations, and the geographic expansion of our indirect home improvement lending; secondary market conditions for loans and our ability to originate loans for sale and sell loans in the secondary

FS Bancorp Q4 Earnings
January 28, 2020

market; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC which are available on our website at www.fsbwa.com and on the SEC's website at www.sec.gov.  Any of the forward-looking statements that we make in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward‑looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2020 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of us and could negatively affect our operating and stock performance.

FS Bancorp Q4 Earnings
January 28, 2020

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts) (Unaudited)

				Linked	Year
	December 31,	September 30,	December 31,	Quarter	Over Year
	2019	2019	2018	% Change	% Change
ASSETS
Cash and due from banks	$13,175	$15,979	$9,408	(18)	40
Interest-bearing deposits at other financial institutions	32,603	46,915	23,371	(31)	40
Total cash and cash equivalents	45,778	62,894	32,779	(27)	40
Certificates of deposit at other financial institutions	20,902	24,296	22,074	(14)	(5)
Securities available-for-sale, at fair value	126,057	106,038	97,205	19	30
Loans held for sale, at fair value	69,699	80,619	51,195	(14)	36
Loans receivable, net	1,336,346	1,311,288	1,312,519	2	2
Accrued interest receivable	5,908	5,723	5,761	3	3
Premises and equipment, net	28,770	29,066	29,110	(1)	(1)
Operating lease right-of-use	5,016	4,713	—	6	100
Federal Home Loan Bank (“FHLB”) stock, at cost	8,045	7,995	9,887	1	(19)
Other real estate owned (“OREO”)	168	178	689	(6)	(76)
Bank owned life insurance (“BOLI”), net	35,356	35,136	34,485	1	3
Servicing rights, held at the lower of cost or fair value	11,560	11,193	10,429	3	11
Goodwill	2,312	2,312	2,312	—	—
Core deposit intangible, net	5,457	5,647	6,217	(3)	(12)
Other assets	11,682	7,899	6,982	48	67
TOTAL ASSETS	$1,713,056	$1,694,997	$1,621,644	1	6
LIABILITIES
Deposits:
Noninterest-bearing accounts	$273,602	$281,073	$234,532	(3)	17
Interest-bearing accounts	1,118,806	1,105,529	1,039,687	1	8
Total deposits	1,392,408	1,386,602	1,274,219	—	9
Borrowings	84,864	76,864	137,149	10	(38)
Subordinated note:
Principal amount	10,000	10,000	10,000	—	—
Unamortized debt issuance costs	(115)	(120)	(135)	(4)	(15)
Total subordinated note less unamortized debt issuance costs	9,885	9,880	9,865	—	—
Operating lease liability	5,214	4,881	—	7	100
Deferred tax liability, net	1,971	1,029	361	92	446
Other liabilities	18,472	21,484	20,012	(14)	(8)
Total liabilities	1,512,814	1,500,740	1,441,606	1	5
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; 4,459,041 shares issued and outstanding at December 31, 2019, 4,452,872 at September 30, 2019, and 4,492,478 at December 31, 2018	44	44	45	—	—
Additional paid-in capital	89,268	88,608	91,466	1	(2)
Retained earnings	110,715	105,672	90,854	5	22
Accumulated other comprehensive income (loss), net of tax	788	583	(1,479)	35	(153)
Unearned shares – Employee Stock Ownership Plan (“ESOP”)	(573)	(650)	(848)	(12)	(32)
Total stockholders’ equity	200,242	194,257	180,038	3	11
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,713,056	$1,694,997	$1,621,644	1	6

FS Bancorp Q4 Earnings
January 28, 2020

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended			Qtr	Year
	December 31,	September 30,	December 31,	Over Qtr	Over Year
	2019	2019	2018	% Change	% Change
INTEREST INCOME
Loans receivable, including fees	$21,029	$21,466	$18,601	(2)	13
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	1,209	1,245	1,132	(3)	7
Total interest and dividend income	22,238	22,711	19,733	(2)	13
INTEREST EXPENSE
Deposits	4,173	4,223	2,796	(1)	49
Borrowings	544	582	948	(7)	(43)
Subordinated note	171	171	171	—	—
Total interest expense	4,888	4,976	3,915	(2)	25
NET INTEREST INCOME	17,350	17,735	15,818	(2)	10
PROVISION FOR LOAN LOSSES	647	573	290	13	123
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,703	17,162	15,528	(3)	8
NONINTEREST INCOME
Service charges and fee income	1,423	1,619	1,188	(12)	20
Bargain purchase gain	—	—	7,414	—	(100)
Gain on sale of loans	3,692	4,583	2,394	(19)	54
Loss on disposed fixed assets	(26)	—	(71)	—	(63)
Gain on sale of investment securities	—	—	57	—	(100)
Earnings on cash surrender value of BOLI	221	219	155	1	43
Other noninterest income	343	323	273	6	26
Total noninterest income	5,653	6,744	11,410	(16)	(50)
NONINTEREST EXPENSE
Salaries and benefits	9,059	7,865	6,780	15	34
Operations	2,660	2,360	2,500	13	6
Occupancy	1,194	1,104	945	8	26
Data processing	1,202	1,148	926	5	30
Gain on sale of OREO	(13)	(40)	—	(68)	100
OREO expenses	1	1	2	—	(50)
Loan costs	956	903	618	6	55
Professional and board fees	606	654	551	(7)	10
Federal Deposit Insurance Corporation (“FDIC”) insurance	—	(29)	249	(100)	100
Marketing and advertising	173	178	183	(3)	(5)
Acquisition costs	(99)	257	946	(139)	(110)
Amortization of core deposit intangible	190	190	121	—	57
(Recovery) impairment on servicing rights	(186)	131	—	(242)	100
Total noninterest expense	15,743	14,722	13,821	7	14
INCOME BEFORE PROVISION FOR INCOME TAXES	6,613	9,184	13,117	(28)	(50)
PROVISION FOR INCOME TAXES	695	2,040	1,401	(66)	(50)
NET INCOME	$5,918	$7,144	$11,716	(17)	(49)
Basic earnings per share	$1.33	$1.62	$2.93	(18)	(55)
Diluted earnings per share	$1.30	$1.58	$2.83	(18)	(54)

FS Bancorp Q4 Earnings
January 28, 2020

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Year Ended		Year
	December 31,	December 31,	Over Year
	2019	2018	% Change
INTEREST INCOME
Loans receivable, including fees	$84,706	$58,616	45
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	4,919	3,710	33
Total interest and dividend income	89,625	62,326	44
INTEREST EXPENSE
Deposits	16,162	7,321	121
Borrowings	2,476	2,228	11
Subordinated note	679	679	—
Total interest expense	19,317	10,228	89
NET INTEREST INCOME	70,308	52,098	35
PROVISION FOR LOAN LOSSES	2,880	1,540	87
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	67,428	50,558	33
NONINTEREST INCOME
Service charges and fee income	6,554	3,233	103
Bargain purchase gain	—	7,414	(100)
Gain on sale of loans	14,248	14,861	(4)
Loss on disposed fixed assets	(26)	(71)	(63)
Gain on sale of investment securities	32	171	(81)
Earnings on cash surrender value of BOLI	872	413	111
Other noninterest income	1,355	829	63
Total noninterest income	23,035	26,850	(14)
NONINTEREST EXPENSE
Salaries and benefits	33,816	28,538	18
Operations	9,722	6,709	45
Occupancy	4,640	3,042	53
Data processing	4,972	2,870	73
Gain on sale of OREO	(138)	—	100
OREO expenses	13	2	550
Loan costs	3,238	2,801	16
Professional and board fees	2,426	1,872	30
FDIC insurance	358	517	(31)
Marketing and advertising	678	747	(9)
Acquisition costs	1,756	1,389	26
Amortization of core deposit intangible	760	351	117
Impairment of servicing rights	92	—	100
Total noninterest expense	62,333	48,838	28
INCOME BEFORE PROVISION FOR INCOME TAXES	28,130	28,570	(2)
PROVISION FOR INCOME TAXES	5,413	4,223	28
NET INCOME	$22,717	$24,347	(7)
Basic earnings per share	$5.13	$6.58	(22)
Diluted earnings per share	$5.01	$6.29	(20)

FS Bancorp Q4 Earnings
January 28, 2020

KEY FINANCIAL RATIOS AND DATA (Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets) (1)	1.38%	1.71%	3.24%
Return on equity (ratio of net income to average equity) (1)	11.89	14.75	29.80
Yield on average interest-earning assets	5.50	5.81	5.73
Interest incurred on liabilities as a percentage of average noninterest-bearing deposits and interest-bearing liabilities	1.31	1.37	1.23
Interest rate spread information – average during period	4.19	4.44	4.50
Net interest margin (1)	4.29	4.54	4.59
Operating expense to average total assets	3.66	3.53	3.83
Average interest-earning assets to average interest-bearing liabilities	131.90	133.59	130.15
Efficiency ratio (2)	68.44	60.14	50.77

	At or For the Year Ended
	December 31,	December 31,
	2019	2018
PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets)	1.38%	2.07%
Return on equity (ratio of net income to average equity)	11.92	18.15
Yield on average interest-earning assets	5.77	5.52
Interest incurred on liabilities as a percentage of average noninterest-bearing deposits and interest-bearing liabilities	1.34	1.00
Interest rate spread information – average during period	4.43	4.52
Net interest margin	4.53	4.61
Operating expense to average total assets	3.78	4.16
Average interest-earning assets to average interest-bearing liabilities	131.42	134.60
Efficiency ratio (2)	66.78	61.86

	December 31,	September 30,	December 31,
	2019	2019	2018
ASSET QUALITY RATIOS AND DATA:
Non-performing assets to total assets at end of period (3)	0.19%	0.14%	0.28%
Non-performing loans to total gross loans (4)	0.22	0.17	0.29
Allowance for loan losses to non-performing loans (4)	436.17	582.61	317.13
Allowance for loan losses to gross loans receivable, excluding HFS loans	0.98	0.96	0.93

CAPITAL RATIOS, BANK ONLY:
Tier 1 leverage-based capital	11.56%	11.63%	10.67%
Tier 1 risk-based capital	13.70	13.61	12.62
Total risk-based capital	14.64	14.54	13.52
Common equity Tier 1 capital	13.70	13.61	12.62

CAPITAL RATIOS, COMPANY ONLY:
Tier 1 leverage-based capital	11.30%	11.32%	12.07%
Total risk-based capital	14.34	14.19	13.32
Common equity Tier 1 capital	13.39	13.26	12.41

FS Bancorp Q4 Earnings
January 28, 2020

	At or For the Three Months Ended
	December 31,		September 30,		December 31,
	2019		2019		2018
PER COMMON SHARE DATA:
Basic earnings per share	$1.33		$1.62		$2.93
Diluted earnings per share	$1.30		$1.58		$2.83
Weighted average basic shares outstanding	4,402,499		4,401,303		4,000,584
Weighted average diluted shares outstanding	4,504,811		4,498,380		4,139,570
Common shares outstanding at end of period	4,366,984	(5)	4,354,335	(6)	4,371,294	(7)
Book value per share using common shares outstanding	$45.85		$44.61		$41.19
Tangible book value per share using common shares outstanding (8)	$44.08		$42.79		$39.24

(1)	Annualized.
(2)	Total noninterest expense as a percentage of net interest income and total noninterest income.
(3)	Non-performing assets consist of non-performing loans (which include non-accruing loans and accruing loans more than 90 days past due), foreclosed real estate and other repossessed assets.
(4)	Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(5)	Common shares were calculated using shares outstanding of 4,459,041 at December 31, 2019, less 40,215 unvested restricted stock shares, and 51,842 unallocated ESOP shares.
(6)	Common shares were calculated using shares outstanding of 4,452,872 at September 30, 2019, less 40,215 unvested restricted stock shares, and 58,322 unallocated ESOP shares.
(7)	Common shares were calculated using shares outstanding of 4,492,478 at December 31, 2018, less 43,421 unvested restricted stock shares, and 77,763 unallocated ESOP shares.
(8)	Tangible book value per share using outstanding common shares excludes intangible assets. This ratio represents a non-GAAP financial measure. See also, “Non-GAAP Financial Measures” below.

(Dollars in thousands)	For the Three Months Ended December 31,		For the Year Ended December 31,		QTR Over QTR	Year Over Year
Average Balances	2019	2018	2019	2018	$ Change	$ Change
Assets
Loans receivable, net deferred loan fees (1)	$1,390,135	$1,200,927	$1,361,616	$979,958	$189,208	$381,658
Securities available-for-sale, at fair value	111,463	107,555	102,549	98,915	3,908	3,634
Interest-bearing deposits and certificates of deposit at other financial institutions	92,579	48,689	79,749	42,923	43,890	36,826
FHLB stock, at cost	8,554	9,720	8,500	7,143	(1,166)	1,357
Total interest-earning assets	1,602,731	1,366,891	1,552,414	1,128,939	235,840	423,475
Noninterest-earning assets	101,966	66,040	97,955	45,774	35,926	52,181
Total assets	$1,704,697	$1,432,931	$1,650,369	$1,174,713	$271,766	$475,656
Liabilities and stockholders’ equity
Interest-bearing accounts	$1,111,688	$898,943	$1,077,960	$731,066	$212,745	$346,894
Borrowings	93,549	141,431	93,405	97,788	(47,882)	(4,383)
Subordinated note	9,882	9,862	9,874	9,855	20	19
Total interest-bearing liabilities	1,215,119	1,050,236	1,181,239	838,709	164,883	342,530
Noninterest-bearing accounts	267,014	209,117	256,928	188,473	57,897	68,455
Other noninterest-bearing liabilities	25,092	17,686	21,626	13,361	7,406	8,265
Stockholders’ equity	197,472	155,892	190,576	134,170	41,580	56,406
Total liabilities and stockholders’ equity	$1,704,697	$1,432,931	$1,650,369	$1,174,713	$271,766	$475,656

(1) Includes loans held for sale.

Non-GAAP Financial Measures:

In addition to results presented in accordance with generally accepted accounting principles utilized in the United States (“GAAP”), this earnings release contains certain non-GAAP financial measures: net income and diluted earnings per share, excluding the bargain purchase gain, net accretion/amortization on loans, CDs, and borrowings, acquisition costs,  and acquisition-related CDI amortization, net of tax;  and tangible book value per share.

FS Bancorp Q4 Earnings
January 28, 2020

Management believes these non-GAAP financial measures provide comparative information to assess trends reflected in the current quarter’s results and facilitate the comparison of our performance with prior periods and the performance of our peers.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

Tangible common stockholders’ equity is calculated by excluding intangible assets from stockholders’ equity.  For this financial measure, the Company’s intangible assets are goodwill and core deposit intangible. Tangible book value per share is calculated by dividing tangible common shareholders’ equity by the number of common shares outstanding. The Company believes that this measure is consistent with the capital treatment by the investment community, which excludes intangible assets from the calculation of risk-based capital ratios and presents this measure to facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of net income, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, net of tax, and bargain purchase gain is presented below.

	Year Ended	Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2019	December 31, 2018
Consolidated results:
Net interest income after provision for loan losses (GAAP)	$67,428	$50,558
Net (accretion)/amortization on loans, CDs and borrowings	(1,571)	10
Net interest income after provision for loan losses, excluding net (accretion)/amortization on loans, CDs and borrowings (non-GAAP)	65,857	50,568
Noninterest income	23,035	26,850
Bargain purchase gain, net of tax	—	(7,414)
Noninterest income, excluding bargain purchase gain (non-GAAP)	23,035	19,436
Noninterest expense	62,333	48,838
Acquisition costs	(1,756)	(1,389)
CDI amortization	(525)	(44)
Noninterest expense, excluding acquisition costs and acquisition-related CDI amortization (non-GAAP)	60,052	47,405

Income before provision for income taxes, excluding net (accretion)/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, and bargain purchase gain (non-GAAP)	28,840	22,599
Provision for income taxes, excluding net (accretion)/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, net of related taxes, and bargain purchase gain (non-GAAP)	5,562	4,526
Net income, excluding net (accretion)/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, net of tax, and bargain purchase gain (non-GAAP)	$23,278	$18,073

Diluted earnings per share (GAAP)	$5.01	$6.29
Diluted earnings per share, excluding net (accretion)/amortization, acquisition costs and acquisition-related CDI amortization, net of tax, and bargain purchase gain (non-GAAP)	$5.13	$4.67

FS Bancorp Q4 Earnings
January 28, 2020

Reconciliation of the GAAP book value per share and non-GAAP tangible book value per share is presented below.

	December 31,	September 30,	December 31,
(Dollars in thousands, except share and per share amounts)	2019	2019	2018
Stockholders' equity	$200,242	$194,257	$180,038
Goodwill and core deposit intangible, net	(7,769)	(7,959)	(8,529)
Tangible common stockholders' equity	$192,473	$186,298	$171,509

Common shares outstanding at end of period	4,366,984	4,354,335	4,371,294

Common stockholders' equity (book value) per share (GAAP)	$45.85	$44.61	$41.19
Tangible common stockholders' equity (tangible book value) per share (non-GAAP)	$44.08	$42.79	$39.24

Contacts:
Joseph C. Adams,
Chief Executive Officer
Matthew D. Mullet,
Chief Financial Officer and Chief Operating Officer
(425) 771-5299
www.FSBWA.com